Exhibit 99.3

NOTABLE LABS, INC.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts )

(unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$1,118	$1,581
Prepaid expenses and other current assets	776	1,407
Total current assets	1,894	2,988

Property and equipment, net	329	442
Finance lease right-of-use assets, net	357	-
Operating lease right-of-use assets	1,812	357
Investment in SAFE	1,500	1,500
Other assets	224	224
Total assets	$6,116	$5,511

Liabilities, redeemable convertible preferred stock and
stockholders’ deficit
Current liabilities:
Accounts payable	$2,104	$753
Accrued expenses and other current liabilities	900	840
Accounts payable and accrued expenses - related party	213	60
Finance lease liabilities, current	77	-
Operating lease liabilities, current	442	361
Total current liabilities	3,736	2,014

Finance lease liabilities, net of current amount	284	-
Operating lease liabilities, net of current amount	1,378	-
SAFE notes, net of issuance costs of $617	8,459	-
Redeemable convertible preferred stock warrant liability	231	5,113
Total liabilities	14,088	7,127

Commitments and contingencies

Series A redeemable convertible preferred stock, par value $0.001, 8,863,394 shares authorized as of September 30, 2023 and December 31, 2022, and 2,315,579 shares issued and outstanding as of September 30, 2023 and December 31, 2022; aggregate liquidation preference of $6.5 million as of September 30, 2023 and December 31, 2022	6,653	6,653
Series B redeemable convertible preferred stock, par value $0.001, 6,674,734 shares authorized as of September 30, 2023 and December 31, 2022, and 3,556,173 shares issued and outstanding as of September 30, 2023 and December 31, 2022; aggregate liquidation preference of $21.5 million as of September 30, 2023 and December 31, 2022	21,440	21,440
Series C redeemable convertible preferred stock, par value $0.001, 18,148,550 shares authorized as of September 30, 2023 and December 31, 2022, and 1,510,138 shares issued and outstanding as of September 30, 2023 and December 31, 2022; aggregate liquidation preference of $10.1 million as of September 30, 2023 and December 31, 2022	7,259	7,259

Stockholders’ deficit
Common stock, $0.001 par value; 45,100,000 shares authorized as of September 30, 2023 and December 31, 2022 and 15,429,359 shares issued and outstanding as of September 30, 2023 and 15,424,359 shares issued and outstanding as of December 31, 2022	15	15
Additional paid in capital	34,519	34,061
Accumulated deficit	(77,858)	(71,044)
Total stockholders’ deficit	(43,324)	(36,968)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$6,116	$5,511

See the accompanying notes to the condensed consolidated financial statements.

NOTABLE LABS, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Services revenue	$122	$-	$122	$-
Cost of services	31	-	31	-
Gross profit	91	-	91	-

Operating expenses
Research and development	691	1,167	3,341	6,286
General and administrative	1,150	1,037	7,005	4,086
Total operating expenses	1,841	2,204	10,346	10,372

Loss from operations	(1,750)	(2,204)	(10,255)	(10,372)

Other income, net	4,643	112	3,441	1,687

Net income (loss)	$2,893	$(2,092)	$(6,814)	$(8,685)

Net income (loss) per share, basic and diluted	$0.19	$(0.14)	$(0.44)	$(0.97)

Weighted-average common shares outstanding, basic and diluted	15,429,359	15,424,359	15,427,137	8,950,608

See the accompanying notes to the condensed consolidated financial statements.

NOTABLE LABS, INC.

Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

(in thousands, except share amounts)

(unaudited)

For the Three and Nine Months Ended September 30, 2023

	Redeemable Convertible		Common		Additional		Total
	Preferred Stock		Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance December 31, 2022	7,381,890	$35,352	15,424,359	$15	$34,061	$(71,044)	$(36,968)
Stock-based compensation	-	-	-	-	116	-	116
Net loss	-	-	-	-	-	(6,272)	(6,272)
Balance March 31, 2023	7,381,890	35,352	15,424,359	15	34,177	(77,316)	(43,124)

Exercise of common stock options	-	-	5,000	-	5	-	5
Stock-based compensation	-	-	-	-	202	-	202
Net loss	-	-	-	-	-	(3,435)	(3,435)
Balance June 30, 2023	7,381,890	35,352	15,429,359	15	34,384	(80,751)	(46,352)

Stock-based compensation	-	-	-	-	135	-	135
Net loss	-	-	-	-	-	2,893	2,893
Balance September 30, 2023	7,381,890	$35,352	15,429,359	$15	$34,519	$(77,858)	$(43,324)

For the Three and Nine Months Ended September 30, 2022

	Redeemable Convertible		Common		Additional		Total
	Preferred Stock		Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance December 31, 2021	15,538,128	$58,815	5,669,483	$6	$2,688	$(56,637)	$(53,943)
Exercise of common stock options	-	-	-	-	17	-	17
Stock-based compensation	-	-	-	-	339	-	339
Net loss	-	-	-	-	-	(3,129)	(3,129)
Balance March 31, 2022	15,538,128	58,815	5,669,483	6	3,044	(59,766)	(56,716)
Issuance of Series C-1 redeemable convertible preferred stock, net of issuance costs of $152 and allocated proceeds to the Series C convertible preferred stock warrant liability of $918	674,477	3,741	-	$-	$-	$-	-
Exercise of common stock options	-	-	88,500	-	63	-	63
Stock-based compensation	-	-	-	-	120	-	120
Net loss	-	-	-	-	-	(3,464)	(3,464)
Balance June 30, 2022	16,212,605	62,556	5,757,983	6	3,227	(63,230)	(59,997)
Issuance of Series C-1 redeemable convertible preferred stock, net of issuance costs of $55 and allocated proceeds to the Series C convertible preferred stock warrant liability of $236	174,379	952	-	-	-	-	-
Issuance of Series C-2 redeemable convertible preferred stock, in exchange for SAFE agreement net of allocated proceeds to the Series C convertible C redeemable preferred stock warrant liability of $899	661,282	2,566	-	-	-	-	-
Issuance of common stock through conversion of Series A redeemable convertible preferred stock	(6,547,815)	(13,265)	6,547,815	6	13,259	-	13,265
Issuance of common stock through conversion of Series B redeemable convertible preferred stock	(3,118,561)	(17,457)	3,118,561	3	17,454	-	17,457
Stock-based compensation	-	-	-	-	119	-	119
Net loss	-	-	-	-	-	(2,092)	(2,092)
Balance September 30, 2022	7,381,890	$35,352	15,424,359	$15	$34,059	$(65,322)	$(31,248)

See the accompanying notes to the condensed consolidated financial statements.

NOTABLE LABS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)Cash

(unaudited)

	For the Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,814)	$(8,685)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	193	264
Stock-based compensation	453	578
Non-cash operating leases	542	476
Gain on sale of marketable securities	-	2
Gain from PPP loan forgiveness	-	(1,038)
Change in fair value of SAFE notes	2,723	-
Change in fair value of SAFE and redeemable convertible preferred stock warrant liability	(4,882)	(649)
Change in operating assets and liabilities
Prepaid expenses	631	263
Other assets	-	27
Accounts payable	1,506	(175)
Accrued expenses and other current liabilities	60	(121)
Operating lease liabilities	(537)	(474)
Net cash used in operating activities	(6,125)	(9,532)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(34)	(41)
Purchases of marketable securities	-	(594)
Proceeds from maturities of marketable securities	-	594
Proceeds from sales of marketable securities	-	870
Net cash (used in) provided by investing activities	(34)	829

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from employee stock options	5	79
Proceeds from issuance of redeemable convertible preferred stock and warrants, net of issuance costs	-	5,810
Repayment of finance lease liabilities	(44)	-
Proceeds from the issuance of the SAFE agreement	5,735	4,009
Net cash provided by financing activities	5,696	9,898

Net increase in cash and cash equivalents	(463)	1,195
Cash and cash equivalents at the beginning of the year	1,581	2,401
Cash and cash equivalents at the end of the period	$1,118	$3,596

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:

Issuance of finance lease liability for finance lease right-of-use asset	$405	$-

Issuance of operating lease liability for operating lease right-of-use asset	$1,950	$181

Fair value allocated at issuance to Series C warrants	$-	$2,053

Series C redeemable convertible preferred stock issuance costs in accrued expenses	$-	$38

Conversion of Series A and Series B redeemable convertible preferred stock to common stock	$-	$30,722

See the accompanying notes to the condensed consolidated financial statements.

NOTE 1 – ORGANIZATION

Description of Business

Notable Labs, Inc. (“Notable” or the “Company”) and its wholly owned subsidiary is an emerging tech-bio therapeutics company dedicated to the development and commercialization of a predictive precision medicine platform and products that treat various forms of cancer. The Company was incorporated in Delaware in June 2014 and is located in Foster City, California.

Merger with Vascular Biogenics, Ltd.

On February 22, 2023, Notable entered into a Merger Agreement (the “Merger Agreement”) with Vascular Biogenics, Ltd., an Israeli corporation (“VBL”), and Vibrant Merger Sub, Inc., a Delaware corporation and VBL’s direct, wholly-owned subsidiary, pursuant to which, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Notable merged with and into Merger Sub at the effective time (“Effective Time”), with Notable continuing after the merger as the surviving corporation and VBL’s wholly-owned subsidiary (such transaction, the “Merger”).

On October 16, 2023, Notable closed the Merger with VBL. In conjunction with the Merger, the Company changed its name from “Vascular Biogenics Ltd.” to “Notable Labs, Ltd.” (the “Name Change”).

At the Effective Time, each outstanding share of Notable capital stock was converted into the right to receive VBL ordinary shares, under the exchange ratio formula in the Merger Agreement, with former Notable securityholders owning approximately 75.2% of Notable Labs, Ltd.’s ordinary shares outstanding on a fully diluted basis, and the securityholders of VBL owning approximately 24.8% of Notable Labs, Ltd.’s ordinary shares outstanding on a fully diluted basis.

Also on October 16, 2023, in connection with, and prior to completion of, the Merger, the Company effected a 1-for-35 reverse share split (the “Reverse Share Split”) of its ordinary shares, of a nominal value of NIS 0.35 each (“Ordinary Shares”).

Following the completion of the Merger, the business of Notable became the business conducted by the Company, which is a clinical-stage platform therapeutics company developing predictive precision medicines for patients with cancer.

Upon closing of the Merger, the board of directors of the Company consists of seven directors, with one director designated by VBL. Following the closing of the Merger, the Company is being led by Notable’s chief executive officer and executive management team.

Since incorporation through September 30, 2023, Notable Labs, Ltd. and its subsidiaries (hereinafter referred to as “the Post-Merger Company”) incurred losses and negative cash flows from operations mainly attributable to its development efforts and has an accumulated deficit. The Post-Merger Company has financed its operations primarily through the issuance of Preferred Shares and Simple Agreements for Future Equity (“SAFE”) shares and through the cash inflow as a result of the Merger completed on October 16, 2023. As of the issuance date of these consolidated financial statements, Notable Labs, Ltd.’s cash and investments provide sufficient resources to fund its operations through at least the next 12 months. In order to develop and commercialize any future product candidates if they are granted regulatory approval, Notable Labs, Ltd. is required to obtain further funding through public or private offerings, debt financings, collaboration, licensing arrangements or other sources. Adequate additional funding may not be available to Notable Labs, Ltd. on acceptable terms, or at all. If Notable Labs, Ltd. is unable to raise capital when needed or on attractive terms, it may be forced to delay, reduce or eliminate its research and development programs or commercialization and manufacturing efforts.

 NOTE 2 – BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of Notable have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and notes required by GAAP for annual financial statements. These unaudited interim condensed consolidated financial statements should therefore be read in conjunction with the audited consolidated financial statements and notes for the year ended December 31, 2022. In the opinion of management, all adjustments (of a normal recurring nature) considered necessary for the fair statement of the results for the interim periods presented have been included. Operating results for the interim period are not necessarily indicative of the results that may be expected for the full year.

The condensed consolidated financial statements include the accounts of Notable and its wholly owned subsidiary, all of which are denominated in US dollars. All intercompany balances and transactions have been eliminated in consolidation.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

The accounting policies and calculation methods applied in the preparation of the unaudited condensed consolidated interim financial statements are consistent with those applied in the preparation of the annual financial statements as of December 31, 2022 and for the year then ended.

Revenue Recognition

In accordance with FASB ASC 606, Revenue from Contracts with Customers, the Company recognizes revenue upon transfer of promised goods or services in an amount that reflects the consideration expected to be received in exchange for those goods or services. To determine revenue recognition for arrangements within the scope of FASB ASC 606, the Company performs the following five steps:

1.	Identify the contract with the customer.
2.	Identify the performance obligations in the contract.
3.	Determine the transaction price.
4.	Allocate the transaction price to the performance obligations in the contract.
5.	Recognize revenue as (or when) the performance obligations are satisfied.

For services performed, revenue is recognized at a point in time when the services are performed. However, for certain contracts, revenue is recognized over time as the customer simultaneously receives and consumes the benefits of performance as the Company performs the service. For license agreements, each contract is reviewed to determine the portion of the revenue that should be recognized at the point in time that the license is transferred to the customer and the portion of the revenue to be recognized over time.

Cost of Services

Cost of services represents costs directly related to the services performed. Cost of services is primarily comprised of cost of samples, labor.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP generally requires management to make certain estimates and assumptions that affect the reported amounts in the condensed consolidated financial statements and accompanying notes. The Company regularly evaluates estimates and assumptions related to assets and liabilities, and disclosures of contingent assets and liabilities at the dates of the condensed consolidated financial statements and the reported amounts of expenses during the reporting period. Areas where management uses subjective judgments include, but are not limited to, measurement of lease liabilities and right of use assets, impairment of long-lived assets, stock-based compensation, accrued research and development costs, and redeemable convertible preferred stock warrant liability in the accompanying condensed consolidated financial statements. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates under different assumptions or conditions.

Segments

The Company operates and manages its business as one reportable operating segment, which is the business of developing predictive precision medicines that treat various forms of cancer. The Company’s chief executive officer, who is the chief operating decision maker, reviews financial information on an aggregate basis for allocating resources and evaluating financial performance. All of the Company’s long-lived assets are maintained in, and all revenues and losses are attributable to, the United States of America.

Recently Adopted Accounting Pronouncements

As of September 30, 2023, there are no recently adopted accounting standards which would have a material effect on the Company’s financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

As of September 30 2023, there are no recently issued accounting standards not yet adopted which would have a material effect on the Company’s financial statements.

NOTE 4 – FAIR VALUE MEASUREMENTS

The following table sets forth the Company’s financial liabilities that are measured at fair value on a recurring basis by level with the fair value hierarchy (in thousands):

	As of September 30, 2023
	Level 1	Level 2	Level 3	Total Fair Value
Liabilities
SAFE notes	$—	$—	$9,077	$9,077
Preferred stock warrant liability	$—	$—	$231	$231

	As of December 31, 2022
	Level 1	Level 2	Level 3	Total Fair Value
Liabilities
Preferred stock warrant liability	$—	$—	$5,113	$5,113

There were no transfers between Levels 1, 2, or 3 during the nine months ended September 30, 2023 and the year ended December 31, 2022. Additionally, there were no cash equivalents or marketable securities held as of September 30, 2023 or December 31, 2022.

The value of the warrants was based on the estimated value of the warrant using the Black-Scholes model as of September 30, 2023. The following assumptions were used in determining the fair value of the warrants:

Risk Free interest rate	4.6%
Expected life (years)	8.75
Expected volatility	95.0%
Annual dividend yield	0%

In connection with the Merger Agreement, the Company entered into SAFEs with certain investors by which the Company received $4.3 million of gross proceeds and a Series D Preferred Stock Purchase Agreement (the “Series D Purchase Agreement”). Under the terms of the Series D Purchase Agreement, the SAFE holders will exchange their respective SAFEs for 6,118,198 shares of Series D-1 Preferred Stock at the time when all conditions precedent to the closing of the Merger contained in the Merger Agreement, shall have been satisfied or waived and all other conditions precedent in the Series D Purchase Agreement have been satisfied or waived. In the event the Merger does not close, the SAFE holders will not have their funds returned. The value of the SAFE notes was based on the conversion value of the SAFE notes as of September 30, 2023.

On June 28, 2023, Notable entered into Simple Agreements for Future Equity (the “D-2 SAFEs”) with certain investors who committed to purchase shares of Series D-2 Preferred Stock pursuant to the Series D Purchase Agreement. The D-2 SAFEs will convert into shares of Series D-2 Preferred Stock without a discount and reduce the purchase price owed by each such investor under the Series D Purchase Agreement on a dollar-for-dollar basis. In the event the Merger does not occur, the Series D-2 SAFEs will remain outstanding. Notable received approximately $2.0 million of aggregate gross proceeds from the purchasers of the D-2 SAFEs prior to June 30, 2023.

The following is a summary of the Company’s SAFE warrant liability and SAFE notes activity for the nine months ended September 30, 2023:

	Redeemable convertible preferred stock warrant liability	SAFE notes
Balance as of December 31, 2022	$5,113	$—
Fair value of SAFE notes at issuance	—	6,354
Change in fair value	(4,882)	2,723
Balance as of September 30, 2023	$231	$9,077

The change in the fair value of the redeemable convertible preferred stock warrant liability resulted from a reduction in the value per warrant based on the fair market valuation of the warrants as of September 30, 2023. The reduction primarily related to the price of the underlying stock being substantially less than previously expected.

The fair value of SAFE notes at issuance consists of the $4.3 million notes received in the first quarter of 2023 related to the Series D-1 Preferred Stock and the $2.0 million notes received in the second quarter of 2023 related to the Series D-2 Preferred Stock. The change in the fair value is based on the conversion values included in the SAFE notes.

NOTE 5 – BALANCE SHEET COMPONENTS

The following table presents the components of prepaid expenses and other current assets as of September 30, 2023 and December 31, 2022 (in thousands):

	September 30,	December 31,
	2023	2022
Accounts receivable	$5	$8
Employee retention credit	572	1,237
Prepaid expenses	168	119
Prepaid benefits	25	37
Prepaid clinical expenses	6	6
Total prepaid expenses and other current assets	$776	$1,407

During fiscal years 2020 and 2021, the Company took advantage of the relief provisions provided by the U.S. government in response to COVID-19 under the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”). The CARES Act provides an employee retention credit (“Employee Retention Credit”), which is a refundable tax credit against certain employment taxes dependent on certain qualified wages paid to employees through fiscal year 2021. The Company qualifies for the tax credit under the CARES Act and continued to receive additional tax credits under the additional relief provisions for qualified wages through the end of 2021. The Company accounts for these labor related tax credits as a reduction to the expense that they are intended to compensate in the period in which the corresponding expense is incurred and there is reasonable assurance the Company will both receive the tax credits and comply with all conditions attached to the tax credits. As of September 30, 2023 and December 31, 2022, $0.6 million and $1.2 million, respectively, was recorded as a receivable in prepaid and other current assets. The Company received $0.7 million of the receivable in the quarter ended March 31, 2023 and believes there is reasonable assurance the remaining balance will be collected.

Property and Equipment, Net

The following table presents the components of property and equipment, net, as of September 30, 2023 and December 31, 2022 (in thousands):

	September 30,	December 31,
	2023	2022
Computer equipment	$183	$171
Laboratory equipment	1,977	1,950
Furniture and office equipment	29	29
Leasehold improvements	73	73
	2,262	2,223
Less: accumulated depreciation	(1,933)	(1,781)
Total property and equipment, net	$329	$442

Depreciation expense was approximately $0.1 million and $0.2 million for the three and nine months ended September 30, 2023 and $0.1 million and $0.3 million for the three and nine months ended September 30, 2022.

Investment in SAFE

In October 2021, the Company entered into a simple agreement for future equity (“Oncoheroes SAFE”) agreement for $1.5 million in exchange for a right to participate in a future equity financing of preferred stock to be issued by Oncoheroes Biosciences Inc. (“Oncoheroes”). Alternatively, upon a dissolution or liquidity event such as a change in control or an initial public offering, the Company is entitled to receive a portion of $1.5 million. The number of shares of preferred stock would be determined by dividing the Oncoheroes SAFE purchase amount by price per share of the preferred stock issued in the respective equity financing. The Company recorded the investment of $1.5 million as an investment in the Oncoheroes SAFE on the condensed consolidated balance sheet as of September 30, 2023 and December 31, 2022. The investment in the Oncoheroes SAFE is treated as an investment in an equity security that the Company has elected to record at its cost less any impairment. No impairment losses have been recognized related to the investment for the three and nine months ended September 30, 2023 and 2022 (See Note 7).

Accrued Expenses and Other Current Liabilities

The following table presents the components of accrued expenses and other current liabilities as of September 30, 2023 and December 31, 2022 (in thousands):

	September 30,	December 31,
	2023	2022
Accrued expenses	$742	651
Accrued employee expenses	6	10
Accrued bonuses	152	239
Total accrued expenses and other current liabilities	$900	$900

NOTE 6 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES RELATED PARTIES

As of September 30, 2023 and December 31, 2022, the Company owed related parties the following (in thousands):

	September 30, 2023			December 31, 2022
	Accounts	Accrued		Accounts	Accrued
	Payable	Expenses	Total	Payable	Expenses	Total
Chairman of Board of Directors	$213	$-	$213	$-	$60	$60

For consulting services with the Chairman of the Board, the Company recorded general and administrative expenses of $91,250 and $273,750 for the three and nine months ended September 30, 2023. During the three and nine months ended September 30, 2022, the Company recorded general and administrative expenses of $60,834 and $248,601.

NOTE 7 – CO-DEVELOPMENT AND LICENSE AGREEMENTS

Oncoheroes Agreement

In September 2021, the Company entered into an Exclusive License Agreement with Oncoheroes (the “Oncoheroes Agreement”) whereby the Company obtained worldwide exclusive development and commercialization rights in the small molecule volasertib for uses relating to certain types of cancer in adults. Under the terms of the Oncoheroes Agreement, Oncoheroes retains the right to develop and commercialize volasertib for cancers not licensed to the Company.

Under the terms of the agreement, the Company is obligated to make additional clinical and regulatory milestone payments up to a total of $8.0 million, plus tiered royalties from the mid-single digits up to mid-teens on net sales. In the event the Company grants a sublicense of rights, the Company will need to pay Oncoheroes a high single digit percentage of any upfront payment obtained from such sublicenses. No milestones have been met during the three and nine months ended September 30, 2023 and 2022, and the Company did not make any royalty payments as the related product has not been approved for commercialization.

The Company also entered a SAFE agreement with Oncoheroes in October 2021 for $1.5 million recorded in the investment in SAFE on the balance sheet, as discussed in Note 5.

CicloMed Agreement

In July 2021, the Company entered into a Co-Development and Profit-Sharing Agreement with CicloMed LLC (“CicloMed”) (the “CicloMed Agreement”) regarding use of the Company’s precision oncology diagnostic test in the research and development of CicloMed’s CicloProx product for the treatment of acute myeloid leukemia. Under the terms of the co-development agreement, CicloMed holds the primary responsibility for executing clinical trial operations while Notable is primarily focused on optimizing Notable’s predictive precision medicine platform. Both parties will equally share the costs associated with the on-going clinical trial incurred after the effective date. In the event a CicloProx product is commercially developed and sold, the parties will share in the net proceeds. The Company accrued amounts relative to this agreement and based on the agreement received a benefit of $0.2 million and $0 million for the three and nine months ended September 30, 2023 and an expense $0.1 million and $0.2 million for the three and nine months ended September 30, 2022, as research and development expense related to this agreement.

NOTE 8 – SIMPLE AGREEMENTS FOR FUTURE EQUITY NOTES

The Company entered into Simple Agreements for Future Equity (the “SAFEs”) with certain investors, during the nine months ended September 30, 2023, by which the Company received $4.3 million of gross proceeds and a Series D Preferred Stock Purchase Agreement (the “Series D Purchase Agreement”). Under the terms of the Series D Purchase Agreement, the SAFE holders will exchange their respective SAFEs for 6,118,198 shares of Series D-1 Preferred Stock at the time when all conditions precedent to the closing of the Merger contained in the Merger Agreement, shall have been satisfied or waived and all other conditions precedent in the Series D Purchase Agreement have been satisfied or waived. In the event the Merger does not close, the SAFE holders will not have their funds returned. Additionally, under the Series D Purchase Agreement, certain investors committed to purchase, and the Company agreed to issue, 5,891,911 shares of Series D-2 Preferred Stock to such investors in exchange for $6.0 million, the closing of which will take place at the time all conditions precedent to the closing of the Merger contained in the Merger Agreement, shall have been satisfied or waived and all other conditions precedent in the Series D Purchase Agreement shall have been satisfied or waived. The SAFEs were recorded as a liability at issuance and subject to remeasurement at each reporting date, with changes in fair value recorded in other income (expense), net in the condensed consolidated statements of operations and comprehensive loss.

On June 28, 2023, Notable entered into Simple Agreements for Future Equity (the “D-2 SAFEs”) with certain investors who committed to purchase shares of Series D-2 Preferred Stock pursuant to the Series D Purchase Agreement. The D-2 SAFEs will convert into shares of Series D-2 Preferred Stock without a discount and reduce the purchase price owed by each such investor under the Series D Purchase Agreement on a dollar-for-dollar basis. In the event the Merger does not occur, the Series D-2 SAFEs will remain outstanding. Notable received approximately $2.0 million of aggregate gross proceeds from the purchasers of the D-2 SAFEs prior to June 30, 2023.

NOTE 9 – INCOME TAXES

As of January 1, 2023, the Company had no unrecognized tax benefits, and accordingly, the Company did not recognize interest or penalties during the three and nine months ended September 30, 2023 related to unrecognized tax benefits. There has been no change in unrecognized tax benefits during the three and nine months ended September 30, 2023, and there was no accrual for uncertain tax positions as of September 30, 2023. Tax years from 2019 through 2022 remain subject to examination by major tax jurisdictions.

There is no income tax benefit for the losses for the three and nine months ended September 30, 2023 and 2022, since management has determined that the realization of the net tax deferred asset is not assured and has created a valuation allowance for the entire amount of such benefits.

NOTE 10 – LEASES

In February 2023, the Company entered into a finance lease for equipment with a value of $405,000 along with a service contract with a value of $181,000. The finance lease is being accounted in accordance with FASB ASC 842, Leases, and the service contract is expensed over the term of the lease.

In April 2023, the Company extended the lease for its facilities in Foster City, California. The term of the lease is extended beginning in June 2023 to May 2027. The Company has the right to terminate the lease effective as of March 2025 upon providing four months of notice and four months of base rent for the year of the notice as an early lease termination fee. The weighted average incremental borrowing rate is 6.0%. Total lease payments from June 2023 through May 2027 will be approximately $2.2 million.

The following table summarizes total lease expense during the three and nine months ended September 30, 2023 and 2022 (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Amortization of Right of Use Assets - Finance Leases	$20	$-	$47	$-
Interest on Lease Liabilities - Finance Leases	3	-	7	-
Cash paid for operating lease liabilities	191	258	566	561
Operating lease expense	199	186	570	561
Variable lease expense	25	18	67	74
Short-term lease expense	-	-	1	167

NOTE 11 – EQUITY INCENTIVE PLAN AND STOCK BASED COMPENSATION EXPENSE

2015 Equity Incentive Plan

The Company adopted the 2015 Equity Incentive Plan (the “2015 Plan”) in August 2015, which provides for the granting of ISO, NSO, and restricted shares to employees, directors, and consultants. The 2015 Plan authorized a total of 591,394 shares reserved for future issuance. Under amendments to the 2015 Plan, an additional 2,547,746 shares in 2017, 2,243,140 shares in 2019, and 500,000 shares in 2022 were authorized to be reserved for future issuance. As of September 30, 2023, there were 5,882,280 shares of common stock reserved for future issuance pursuant to the 2015 Plan.

Options under the 2015 Plan may be granted for periods of up to 10 years and at prices no less than 100% of the estimated fair value of the underlying shares of common stock on the date of grant as determined by the Board provided that the exercise price of an ISO granted to a 10% stockholder shall not be less than 110% of the estimated fair value of the shares on the date of grant. The 2015 Plan requires that options be exercised no later than 10 years after the grant. Options granted to employees generally vest ratably on a monthly basis over four years, subject to cliff vesting restrictions and continuing service.

The following summarizes stock option activity under the 2015 Plan:

	Options Outstanding
	Total Options Outstanding	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Life	Aggregate Intrinsic Value
			(in years)	(in thousands)
Outstanding as of December 31, 2022	2,847,484	$1.43	7.3	$1,419
Granted	—	$—
Exercised	5,000	$1.01
Forfeited	16,667	$1.55
Cancelled	272,002	$1.03
Outstanding as of September 30, 2023	2,553,815	$1.47	7.3	$1,163
Exercisable as of September 30, 2023	1,855,561	$1.45	7.1	$894
Vested and expected to vest as of September 30, 2023	2,553,815	$1.47	7.3	$1,163

There was no restricted stock activity (RSA) under the 2015 Plan for the three and nine months ended September 30, 2023.

Stock-Based Compensation Expense

Stock-based compensation expense relating to stock options recognized in the Company’s statement of operations and comprehensive loss is as follows:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Research and development	$24	$31	$75	$220
General and administrative	111	89	378	359

Total	$135	$120	$453	$579

As of September 30, 2023, the total stock-based compensation expense related to stock options not yet recognized was $0.6 million and will be recognized over a weighted-average remaining period of approximately 1.4 years.

NOTE 12 – NET LOSS PER SHARE

The following table sets forth the computation of the basic and diluted net loss per share (in thousands except share and per share data):

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Numerator:
Net income(loss)	$2,893	$(2,092)	$(6,814)	$(8,685)
Denominator
Weighted-average shares of common stock outstanding used to compute net loss per share, basic and diluted	15,429,359	15,424,359	15,427,137	8,950,608
Net income(loss) per share, basic and diluted	$0.19	$(0.14)	$(0.44)	$(0.97)

The Company’s potentially dilutive securities have been excluded from the computation of diluted net loss per share as the effect would be antidilutive. Therefore, the weighted-average number of shares of common stock outstanding used to calculate both basic and diluted net loss per share is the same.

NOTE 13 – SUBSEQUENT EVENTS

The Company has evaluated all events occurring through November 29, 2023, the date on which the condensed consolidated financial statements were available for issuance, during which time, nothing has occurred outside the normal course of business operations that would require disclosure.

On October 16, 2023, Notable Labs, Ltd., formerly known as “Vascular Biogenics Ltd.” (the “Company” or “VBL”), completed its business combination with Notable Labs, Inc. (“Notable”) and Vibrant Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”) in accordance with the terms of the Agreement and Plan of Merger, dated as of February 22, 2023 (the “Merger Agreement”), by and among the Company, Notable and Merger Sub. Pursuant to the Merger Agreement, Merger Sub merged with and into Notable, with Notable surviving as a wholly owned subsidiary of the Company (the “Merger”). Also on October 16, 2023, in connection with, and prior to completion of, the Merger, the Company effected a 1-for-35 reverse share split (the “Reverse Share Split”) of its ordinary shares, of a nominal value of NIS 0.35 each (“Ordinary Shares”). The Company also changed its name to “Notable Labs, Ltd.” (the “Name Change”). Following the completion of the Merger, the business of Notable became the business conducted by the Company, which is a clinical-stage platform therapeutics company developing predictive precision medicines for patients with cancer. Unless otherwise noted, all references to share amounts in this Current Report on Form 8-K reflect the Reverse Share Split.

Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”) each share of Notable’s common stock, par value $0.001 per share, (“Notable Common Stock”), outstanding immediately prior to the Effective Time was converted into the right to receive approximately 0.0629 Ordinary Shares, reflecting adjustment to account for the effect of the Reverse Share Split, and also reflecting adjustment based on the Company Net Cash (as defined in the Merger Agreement) relative to Target Net Cash immediately prior to the closing of the Merger, and other adjustments.

Prior to the Closing, certain existing stockholders of Notable purchased an aggregate of approximately $10.3 million of Notable’s Series D-1 preferred shares and Series D-2 preferred shares. Prior to the Closing the Series D-1 preferred shares and Series D-2 preferred shares converted into Notable Common Stock, which were then converted into a right to receive Ordinary Shares at the Effective Time.

Immediately following the Reverse Share Split, at the Effective Time there were approximately 8,936,448 Ordinary Shares outstanding, of which the existing VBL shareholders owned approximately 2,218,299 outstanding Ordinary Shares and the former Notable shareholders owned approximately 6,718,149 outstanding Ordinary Shares. On a fully-diluted basis, the former Notable shareholders beneficially own approximately 75.2% of the VBL Ordinary Shares. The officers and directors of Notable prior to the Closing and certain Notable stockholders are subject to lock-up agreements. Pursuant to the lock-up agreements, the parties have agreed, except in limited circumstances, not to offer, pledge, sell or otherwise transfer or dispose of, directly or indirectly, or engage in swap or similar transactions with respect to the Ordinary Shares, or securities exchangeable for Ordinary Shares, for a period of 60 days following the Closing.

In addition, effective upon the Closing, the holders of unexercised Notable stock options and warrants immediately prior to the Closing were issued replacement stock options and warrants to purchase an aggregate of 255,646 Ordinary Shares.